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                                                                   EXHIBIT 5



                                 August 12, 1996






Bearings, Inc.
3600 Euclid Avenue
Cleveland, Ohio  44115



Gentlemen:

       In connection with the filing by Bearings, Inc. (the "Corporation") with the Securities and Exchange Commission (the "Commission") under the provisions of the Securities Act of 1933, as amended, of a Form S-3 Registration Statement with respect to 255,141 shares of Common Stock, without par value, of the Corporation, to be registered pursuant to the terms and conditions of the Registration Rights Agreement, dated February 9, 1996, we are acting as counsel for the corporation, and have examined the following:

              (a) The Amended and Restated Articles of Incorporation of the Corporation, as presently in effect;

              (b) The Code of Regulations of the Corporation, as presently in effect;

              (c) The form of the Registration Statement to be filed with the Commission;

              (d) Copies of the Plan and Agreement of Merger, dated as of February 9, 1996, the Registration Rights Agreement, dated as of February 9, 1996, and the record of the proceedings of the Board of Directors of the Corporation and of the shareholders of the Corporation relating to the approval and adoption thereof; and

              (e) Such records of corporate proceedings and such other documents as we deemed necessary as a basis for the opinions hereinafter expressed.

       Based upon the foregoing and such legal considerations as we deemed relevant, we are of the opinion that:

               1. The Corporation is a corporation duly organized and validly existing under the laws of the State of Ohio.

               2. The Shares have been validly issued and are fully paid and non-assessable.




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Bearings, Inc.
August 12, 1996
Page 2

         This opinion is for use in connection with the filing of the Registration Statement and may be relied upon by you and by the Commission in connection therewith. It may not be relied upon by you or by the Commission for any other purpose, or by any other individual or organization for any purpose, without our prior written consent.

         We consent to the filing of this opinion with the Registration Statement and to the use of our name therein.


                                           Respectfully submitted,


                                           /s/ Squire, Sanders & Dempsey

                                           Squire, Sanders & Dempsey